SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2010

Grid Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-143597	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Cavendish Square, London	W14 0RA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (+44) 207-182-4205

____________________________________________________ (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant files this Amendment No. 1 to the Form 8K filed May 19, 2010 to report the correct acreage of property and also changes the geological term “reserve” to “resource” in the Initial View Report.  This Current Report also corrects the amount of shares issued under the warrant to Premier Global Corp.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into A Material Definitive Agreement

On May 14, 2010, we purchased the single share of issued and outstanding capital stock of Grid Petroleum, Ltd., a corporation formed in the United Kingdom, from our officer and director, Mr. Paul Watts, for the cost he paid to incorporate the entity.  The UK Company has a bank account that we will use for convenience going forward.

Section 3 – Securities and Trading Markets

Item 3.01 Unregistered Sales of Equity Securities

On April 23, 2010, we entered into a Share Issuance Agreement (the “Agreement”) with Premier Global Corp. (the “Investor”).  Pursuant to the Agreement, the Investor committed to purchase up to $5,000,000 of units, consisting of shares of our common stock and share purchase warrants, until April 22, 2013.

On May 14, 2010, we drew $200,000 from this facility to fund operating expenses.  In exchange, we issued Investor 134,420 shares of our common stock and a two year warrant to purchase 134,420 shares of our common stock at an exercise price of $2.2318 per share.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Section 8 – Other Events

Item 8.01 Other Events

On May 14, 2010, we received an Initial Technical View on the SE Jonah license area. Produced by our Chief Geological and Geophysical advisor the report analyzes the Schlumberger report received by us and combined with additional research and integration of literature an eleven point scoping work program was devised for exploration and development of the Jonah Prospect asset and divides into two phases of action.

On June 1, 2010, at the request of our Chief Geological and Geophysical advisor, page 4 of the Initial Technical View was revised to reflect the correct acreage of the Jonah area and the term “reserve” was changed to “resource”.

The revised Initial Technical View is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Initial Technical View, as revised June, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

By: /s/ Paul Watts
Paul Watts
President, CEO and Director
Date: June 2, 2010